FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

CONTACT:
John Fuller, Chief Financial Officer
760-929-8226

                                    [RUBIO'S
                              FRESH MEXICAN GRILL
                                     LOGO]


                     RUBIO'S FRESH MEXICAN GRILL(SM) REPORTS
                        RECORD 1ST QUARTER EARNINGS

    COMPANY POSTS TENTH STRAIGHT QUARTER OF POSITIVE COMPARABLE STORE SALES

CARLSBAD, CA - May 4, 2004 - Rubio's(R) Restaurants, Inc. (NASDAQ: RUBO) today announced results for the first quarter ended March 28, 2004.

HIGHLIGHTS

- Net income for the first quarter, 2004 was $572,000, or $0.06 per diluted share, (the highest reported first quarter earnings in the Company's history), as compared to $56,000, or $0.01 per diluted share, for the first quarter of fiscal year 2003.

- Comparable store sales increased 4.0% for the quarter; best comparable store sales performance since 1999 and the tenth consecutive quarter of positive comparable store sales growth.

- Revenues for the first quarter, 2004 rose 10.1% to $33.5 million from $30.5 million for the thirteen weeks ended March 30, 2003.

-  Two new locations opened in the first quarter of 2004 in Los Angeles County.

Sheri Miksa, president and chief operating officer, said, "We continue to produce very strong sales. We began the year with good momentum, and we continue to produce excellent results with a focus on superior restaurant operations, new product introductions, and periodic promotions of our craveable products."

Ralph Rubio, chairman and chief executive officer, said, "The Company's performance is proving our strategies we have put in place over the last year are successful. It's rewarding to see that our same-store sales are consistently positive and to start the year off with our best-ever first quarter earnings."

CONFERENCE CALL

The Company will host a conference call on Wednesday, May 5, 2004 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

ABOUT RUBIO'S FRESH MEXICAN GRILL

Rubio's Fresh Mexican Grill SM (NASDAQ: RUBO) is the flavor leader in the high quality fast-casual Mexican grill restaurant segment. Bold, distinctive, savory Baja-inspired seasonings are the hallmark of the Rubio's Fresh Mexican Grill palate. Rubio's serves a range of flavorful foods including the "World Famous Fish Taco", as well as chargrilled chicken, carne asada steak, and pork carnitas products. Seafood products are the cornerstone of Rubio's success including lobster,

                               - - cont'd - -
shrimp and grilled mahi mahi. Menu items include burritos, salads and bowls, tacos and quesadillas as well as Mexican beer and margaritas in most locations. A full line of lower-calorie, lower-fat, and HealthMex(R) lower-carb products completes the menu. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises 150 restaurants in California, Arizona, Oregon, Colorado, Utah, and Nevada. More information can be found at www.rubios.com.

SAFE HARBOR STATEMENT

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors including, but not limited to, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and competition. These and other factors can be found in our filings with the SEC including, without limitation, in the "Risk Factors" section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio's is a registered trademark of Rubio's Restaurants, Inc.

                                   # # #
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                           RUBIO'S RESTAURANTS, INC.
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                     (in thousands, except per share data)
                                  (unaudited)


                                                    For the Thirteen Weeks Ended
                                                    ----------------------------
                                                 March 28, 2004      March 30, 2003
                                                 --------------      --------------
RESTAURANT SALES                                    $ 33,503            $ 30,405
FRANCHISE AND LICENSING REVENUE                           34                  61
                                                    --------            --------
TOTAL REVENUE                                         33,537              30,466

COST OF SALES                                          9,152               8,981
RESTAURANT LABOR, OCCUPANCY AND OTHER                 19,039              17,563
GENERAL AND ADMINISTRATIVE EXPENSES                    2,903               2,423
DEPRECIATION AND AMORTIZATION                          1,486               1,384
PRE-OPENING EXPENSES                                      53                  45
ASSET IMPAIRMENT AND STORE CLOSURE
   REVERSAL                                              (10)                  0
(GAIN) LOSS ON DISPOSAL/SALE OF PROPERTY                   3                 (34)
                                                    --------            --------

OPERATING INCOME                                         911                 104
OTHER (EXPENSE) INCOME - NET                              42                 (10)
                                                    --------            --------

INCOME BEFORE INCOME TAXES                               953                  94
INCOME TAX EXPENSE                                      (381)                (38)
                                                    --------            --------

NET INCOME                                          $    572            $     56
                                                    ========            ========

NET INCOME PER SHARE:
   Basic                                            $   0.06            $   0.01
                                                    ========            ========
   Diluted                                          $   0.06            $   0.01
                                                    ========            ========
SHARES USED IN CALCULATING NET
    INCOME PER SHARE:
   Basic                                               9,105               9,070
                                                    ========            ========
   Diluted                                             9,185               9,131
                                                    ========            ========

                                                     Percentage of Total Revenue
                                                     For the Thirteen Weeks Ended
                                                     ----------------------------
                                                  March 28, 2004      March 30, 2003
                                                  --------------      --------------
TOTAL REVENUE                                          100.0%              100.0%

COST OF SALES                                           27.3%               29.5%
RESTAURANT LABOR, OCCUPANCY AND OTHER                   56.8%               57.6%
GENERAL AND ADMINISTRATIVE EXPENSES                      8.7%                8.0%
DEPRECIATION AND AMORTIZATION                            4.4%                4.5%
PRE-OPENING EXPENSES                                     0.1%                0.1%
ASSET IMPAIRMENT AND STORE CLOSURE
   REVERSAL                                              0.0%                0.0%
(GAIN) LOSS ON DISPOSAL/SALE OF PROPERTY                 0.0%                0.0%
                                                    --------            --------

OPERATING INCOME                                         2.7%                0.3%
OTHER (EXPENSE) INCOME - NET                             0.1%                0.0%
                                                    --------            --------

INCOME BEFORE INCOME TAXES                               2.8%                0.3%
INCOME TAX EXPENSE                                      -1.1%               -0.1%
                                                    --------            --------
NET INCOME                                               1.7%                0.2%
                                                    ========            ========


                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (unaudited)

                                                March 28, 2004      December 28, 2003
                                                --------------      -----------------
CASH AND SHORT-TERM INVESTMENTS                     $  9,590            $  7,580
OTHER CURRENT ASSETS                                   3,461               3,729
PROPERTY - NET                                        34,911              35,195
LONG-TERM INVESTMENTS                                  2,247               2,247
OTHER ASSETS                                           3,475               3,863
                                                    --------            --------
TOTAL ASSETS                                        $ 53,684            $ 52,614
                                                    ========            ========

CURRENT LIABILITIES                                 $ 10,912            $ 10,504
OTHER LIABILITIES                                      3,474               3,395
STOCKHOLDERS' EQUITY                                  39,298              38,715
                                                    --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 53,684            $ 52,614
                                                    ========            ========